Exhibit 16.1

August 31, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC   20549

Commissioners:

We have read Paulson Capital Corp.'s statements included under Item 4.01 of its Form 8-K filed on August 31, 2010 and we agree with such statements concerning our firm.

Sincerely yours,

/s/McGladrey & Pullen, LLP